Exhibit 24.2

ZOSANO PHARMA CORPORATION

Secretary’s Certificate

July 25, 2014

The undersigned duly elected, qualified and incumbent Secretary of Zosano Pharma Corporation, a Delaware corporation (the “Company”), hereby certifies on behalf of the Company in such capacity that the following resolution was duly adopted by the Board of Directors of the Company on May 12, 2014, and such resolution has not been revoked, rescinded or amended and, on the date hereof, is in full force and effect:

RESOLVED:	That each officer and director of the Company who may be required or authorized to execute the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to an initial public offering by the Company of shares of the Company’s common stock, or any application or document in connection with the registration or qualification for sale under the Blue Sky or securities laws of any jurisdiction with respect to any of the stock covered by the Registration Statement, or in connection with the registration of the Company as a broker or dealer in securities under such laws, whether on behalf of the Company or as an officer or director thereof, or to attest the seal of the Company, be, and they hereby are, and each of them acting singly hereby is, authorized to execute and deliver a power of attorney appointing the President and Chief Executive Officer and the Chief Financial Officer, and each of them acting singly, to act as his or her true and lawful attorneys-in-fact and agents, to execute in his or her name, place and stead (in any such capacity) the Registration Statement and any such application or document, to attest the seal of the Company thereon, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC or any other regulatory agency or office, each of such attorneys-in-fact and agents to have power to act with or without the others, and to have full power and authority (including power of substitution) to do and perform, in the name and on behalf of each of such officers and directors, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date first written above.

/s/ Jeffrey L. Quillen
Jeffery L. Quillen, Secretary